Exhibit 99.1

[GoAmerica letterhead]


CONTACT:  Investor Relations
          201-996-1717
          investors@goamerica.com



          GOAMERICA ANNOUNCES FOURTH QUARTER 2004 AND YEAR END RESULTS

   Stabilizing Revenue and Declining Losses Move Company Toward Profitability

HACKENSACK, NJ, -- March 31, 2005 -- GoAmerica, Inc. (NASDAQ: GOAM) today announced results for the fourth quarter and year ended December 31, 2004. Total revenue for the three months ended December 31, 2004 was approximately $1.3 million, compared to total revenue in the previous quarter of approximately $1.4 million and total revenue of approximately $2.3 million in the fourth quarter of 2003.

Net loss for the fourth quarter was approximately $700,000, or $0.35 per diluted common share, compared with a net loss of $1.2 million, or $0.61 per diluted common share, during the previous quarter, and a net loss of $1.4 million, or $1.98 per diluted common share, during the fourth quarter of 2003.

As of December 31, 2004, GoAmerica had approximately $7.7 million in cash and cash equivalents, including $600,000 in restricted cash, compared to $8.7 million as of September 30, 2004 and $568,000 as of December 31, 2003. The Company believes that it has sufficient funds to execute its business plan, which focuses on providing differentiated communication services to people with hearing loss.

"The overall health of our business improved significantly during 2004," said Dan Luis, GoAmerica's CEO. "More recently, the stabilization of our revenue base, aided by the introduction of new products, improves the Company's prospects of achieving profitability in 2005."

Summary of recent activities:

      o Global Interactive Acquisition - On December 1, 2004, the Company acquired certain assets from Global Interactive, an established provider of wireless products, services and accessories. This acquisition has increased the wireless products and services available for sale and has expanded the Company's distribution opportunities.


      o New Internet Relay Service Available - On March 24, 2005 the Company launched its i711.comTM Internet relay service designed for people who are deaf or hard of hearing. The new service differentiates its core, Internet relay service with unique call management features and exclusive community content.

      o Marketing Alliance with EPIC - On March 31, 2005 the company announced a marketing alliance with EPIC, the nation's largest coalition of hearing healthcare physicians and audiologists. GoAmerica and EPIC will develop pre-packaged, wireless product and service bundles designed to simplify cell phone purchasing decisions for Americans with hearing loss.

Additionally, the Company reported that subject to its capital constraints, it continues to evaluate additional alliances and acquisitions that will increase the scale and scope of the business.

About GoAmerica
GoAmerica provides a wide range of wireless, relay and prepaid communications services, customized for people who are deaf, hard of hearing or speech impaired. The Company's vision is to improve the quality of life of its customers by being their premier provider of innovative communication services. For more information on the Company or its services, visit www.goamerica.com or contact GoAmerica directly at TTY 201-527-1520, voice 201-996-1717 or via Internet relay by visiting www.i711.com.

The statements contained in this news release that are not based on historical fact are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "expect", "estimate", "anticipate", "continue", or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our limited operating history; (ii) our ability to successfully manage our strategic alliance with EarthLink; (iii) our dependence on EarthLink to provide billing, customer and technical support to certain of our subscribers; (iv) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (v) our dependence on wireless carrier networks; (vi) our ability to respond to increased competition in the wireless data industry; (vii) our ability to integrate acquired businesses and technologies; (viii) our ability to generate revenue growth; (ix) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; and (x) our ability to manage our remaining operations; and (xi) difficulties inherent in predicting the outcome of regulatory processes. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. Each reference in this news release to "GoAmerica", the "Company" or "We", or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries. "GoAmerica" and "WyndTell" are registered trademarks of GoAmerica. "i711", "i711.com", and Clear Mobile are trademarks, and "Relay and Beyond" is a service mark of GoAmerica. Other names may be trademarks of their respective owners.

                                 GOAMERICA, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (In thousands)



                                                           December 31,   December 31,
                                                               2004           2003
Assets
Current assets:
     Cash and cash equivalents .........................   $      7,098   $        568
     Accounts receivable, net ..........................          1,530          1,737
     Other receivables .................................            732            534
     Merchandise inventories ...........................            123            213
     Prepaid expenses and other current assets .........            219            115
                                                           ------------   ------------
Total current assets ...................................          9,702          3,167
Other assets ...........................................          8,284          9,798
                                                           ------------   ------------
Total assets ...........................................              $   $     12,965
                                                           ============   ============
                                                                                17,986

Liabilities and stockholders' equity Current liabilities:
     Accounts payable ..................................   $        348   $      1,472
     Accrued expenses ..................................            538          3,040
     Bridge note payable, net ..........................           --              625
     Deferred revenue ..................................            285            673
     Other current liabilities .........................              1             13
                                                           ------------   ------------
Total current liabilities ..............................          1,172          5,823
Stockholders' equity ...................................         16,814          7,142
                                                           ------------   ------------
                                                           $     17,986   $     12,965
                                                           ============   ============


                                 GOAMERICA, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except share and per share data)



                                                                      Three Months Ended December 31,     Year Ended December 31,
                                                                            2004           2003             2004           2003
 Revenues:                                                              (Unaudited)    (Unaudited)
      Subscriber ..................................................     $       992    $     2,111      $     5,588    $    10,108
      Equipment ...................................................              25            125              181          1,042
      Other .......................................................             290             85              453            728
                                                                        -----------    -----------      -----------    -----------
                                                                              1,307          2,321            6,222         11,878
 Costs and expenses:
      Cost of subscriber airtime, net .............................             422            364            2,539          2,669
      Cost of network operations ..................................             153            167              733          1,828
      Cost of equipment revenue ...................................             111            129              260          1,152
      Cost of other revenue .......................................             145           --                201           --
      Sales and marketing, net ....................................              54            204              597          1,072
      General and administrative ..................................           1,575          2,025            5,625          9,617
      Research and development ....................................              73             93              507          1,209
      Depreciation and amortization ...............................             140            366              804          1,912
      Amortization of other intangibles ...........................             148            288              682          1,081
      Impairment of goodwill ......................................            --             --               --              193
      Impairment of long-lived assets .............................            --              150             --            1,202
                                                                        -----------    -----------      -----------    -----------
                                                                              2,821          3,786           11,948         21,935
                                                                        -----------    -----------      -----------    -----------
 Loss from operations .............................................          (1,514)        (1,465)          (5,726)       (10,057)
 Other income (expense):
 Gain on sale of subscribers ......................................            --             --               --            1,756
 Settlement gains (losses), net................t ..................              13             85            1,494             85
 Interest income (expense), net ...................................              47           (262)            (944)          (275)
                                                                        -----------    -----------      -----------    -----------
 Total other income (expense), net ................................              60           (177)             550          1,566
                                                                        -----------    -----------      -----------    -----------
 Net loss before benefit from income taxes ........................          (1,454)        (1,642)          (5,176)        (8,491)
 Income tax benefit ...............................................             732            284              732            284
                                                                        -----------    -----------      -----------    -----------
 Net loss .........................................................     $      (722)   $    (1,358)     $    (4,444)   $    (8,207)
                                                                        ===========    ===========      ===========    ===========

 Basic net loss per share .........................................     $     (0.35)   $     (1.98)     $     (2.49)   $    (12.10)
                                                                        ===========    ===========      ===========    ===========
 Diluted net loss per share .......................................     $     (0.35)   $     (1.98)     $     (2.49)   $    (12.10)
                                                                        ===========    ===========      ===========    ===========
 Weighted average shares used in computation of basic net loss per
       share ......................................................       2,044,548        681,646        1,785,403        678,240
Weighted average shares used in computation of diluted net loss per
       share ......................................................       2,044,548        681,646        1,785,403        678,240



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